Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Integral Ad Science Holding Corp. of our report dated March 31, 2021 relating to the financial statements, which appears in Integral Ad Science Holding Corp.’s (formerly known as Integral Ad Science Holding LLC) Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-256770).

/s/ PricewaterhouseCoopers

New York, New York

July 1, 2021